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                                                                     Exhibit 99A

                  LEADER MUTUAL FUNDS (FORMERLY "MAGNA FUNDS")

                                AMENDMENT NO. 1
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST

         The undersigned, being a majority of the trustees of Magna Funds, a Massachusetts business trust created and existing under an Agreement and Declaration of Trust dated April 28, 1994, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts (the "Trust"), having determined to change the name of the Trust from "Magna Funds" to "Leader Mutual Funds" do hereby direct that this Amendment No. 1 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Agreement and Declaration of Trust so that Section I of Article I of the Agreement and Declaration of Trust is amended and restated as follows:

         "This Trust shall be known as "Leader Mutual Funds", and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine."

         The foregoing amendment shall become effective upon execution by a majority of the Trustees.

         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 15th day of August, 2000.

                                             /s/ Earl E. Lazerson
                                             --------------------
                                             Earl E. Lazerson
                                             3435 Stelzer Road
                                             Columbus, Ohio 43219

                                             /s/ Robert Archibald
                                             --------------------
                                             Robert Archibald
                                             3435 Stelzer Road
                                             Columbus, Ohio 43219

                                             /s/ Robert Saur
                                             --------------------
                                             Robert Saur
                                             3435 Stelzer Road
                                             Columbus, Ohio 43219

                                             /s/ Neil Seitz
                                             --------------------
                                             Neil Seitz
                                             3435 Stelzer Road
                                             Columbus, Ohio 43219

                                             /s/ Harry R. Maier
                                             --------------------
                                             Harry R. Maier
                                             3435 Stelzer Road
                                             Columbus, Ohio 43219

                                             /s/ Brad L. Badgley
                                             --------------------
                                             Brad L. Badgley
                                             3435 Stelzer Road
                                             Columbus, Ohio 43219